ADDENDUM TO PROMISSORY NOTES

RECITALS

A.

Several Promissory notes were entered into between The Diversified Group Land Contract Limited Partnership #5, 6, 7, 8, 9, 10, and 11, all Michigan Limited Partnerships(Lenders) and American Realty Funds Corporation, a Tennessee Corporation (Borrower)

B.

These notes are due and payable in full on June 1st 2012 and the borrower has requested to extend the duration of the notes.

C.

The Parties, hereby desire to amend the Notes in accordance with the terms and conditions contained herein.

Now, Therefore, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged the parties agree to the following amendments to all of the above mentioned notes:

In paragraph 2 titled Installments, the date “06/01/2012” shall be stricken and the date 12/31/2012 shall be inserted.

Agreed and accepted to on this 31st day of May in the year 2012 by:

Lender:

________________________________________

Joel I. Wilson for The Diversified Group Partnership Management, LLC General Partner of The Diversified Group Land Contract Limited Partnership # 5-11

Borrower:__________________________________________

Joel I. Wilson, for American Realty Funds Corporation.